UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 11, 2018
 _________________________
OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

OUTFRONT Media Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders on June 11, 2018. At the annual meeting, the Company’s stockholders voted for (1) the re-election of three incumbent directors, Manuel A. Diaz, Peter Mathes and Susan M. Tolson, to the Company’s board of directors; (2) the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2018; and (3) the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers. The final voting results on each of the matters submitted to a vote of stockholders at the annual meeting of stockholders were as follows:

(1) Election of three Class I director nominees.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Manuel A. Diaz	88,189,440	34,051,742	8,164,679
Peter Mathes	119,401,661	2,839,521	8,164,679
Susan M. Tolson	88,062,929	34,178,253	8,164,679

(2) Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
129,661,282	656,981	87,598	—

(3) Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
115,101,087	7,020,193	119,902	8,164,679

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Executive Vice President and
Chief Financial Officer

Date: June 11, 2018